UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

MLM INDEX FUND
(Exact name of registrant as specified in its charter)

Delaware	0-49767	Unleveraged Series: 22-2897229
Leveraged Series: 22-3722683
Commodity L/S Unleveraged Series: 20-8806944
Commodity L/N Unleveraged Series: 27-1198002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 South State Street
Newtown, PA 18940
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (267) 759-3500

Item 8.01.  Other Events.

Mount Lucas Management LP (the “Manager”), the Manager of the MLM Index Fund (the “Registrant”), has decided to terminate the registration of the Registrant and namely its Unleveraged Series, Leveraged Series, Commodity L/S Unleveraged Series, and Commodity L/N Unleveraged Series with the Securities and Exchange Commission (the “SEC”).  On or about November 18, 2015, the Manager intends to file a Form 15 with the SEC on behalf of the Registrant to voluntarily deregister each of the Registrant’s Series and suspend the Registrant’s reporting obligations under the Securities Exchange Act of 1934, as amended.  The Registrant is eligible to file Form 15 because there are fewer than 300 holders of record in any class of its securities.  As a result of the filing of the Form 15, the Registrant’s obligation to file certain reports and forms with the SEC, including but not limited to Forms 10-K, 10-Q, and 8-K, will cease immediately.  Other filing requirements will terminate upon the effectiveness of the Registrant’s deregistration, which is expected to occur 90 days after the filing of the Form 15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015

MLM INDEX FUND
(Registrant)

	By:	/s/ Gerald L. Prior, III
Gerald L. Prior, III
Chief Operating Officer